CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated September 27, 2017, relating to the financial statements and financial highlights, which appears in PIMCO Income Strategy Fund II’s Annual Report on Form N-CSR for the year ended July 31, 2017. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

August 31, 2018